Exhibit 5.1
May 17, 2006
Range Resources Corporation
777 Main Street, Suite 800
Fort Worth, Texas 76102
Ladies and Gentlemen:
     We have acted as special counsel to Range Resources Corporation, a Delaware corporation (the “Company”) in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of (1) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock or other securities or issuable upon exercise of a warrant to purchase Debt Securities and (2) related guarantees (“Guarantees”) by the Company’s Restricted Subsidiaries named as guarantors of the Debt Securities in the Indenture (“Subsidiary Guarantors”), as contemplated by the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-134157) filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2006 (as the same may be amended from time to time, the “Registration Statement”). The Debt Securities and Guarantees are collectively referred to herein as the “Securities.” The Securities may be issued from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in amounts, at prices and on terms to be determined at the time of offering.
     The Securities are to be issued as securities pursuant to that certain Indenture (the "Indenture”), to be entered into by and among the Company, the Subsidiary Guarantors and J.P. Morgan Trust Company, N.A. (the “Trustee”) as successor trustee to Bank One, NA. Capitalized terms not defined herein shall have the meanings assigned in the Indenture.
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to the date hereof, the Indenture, the Registration Statement, certain resolutions (the “Resolutions”) adopted by the Board of Directors (the “Board of Directors”) of the Company relating to the registration of the Securities and related matters, and such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.
     In connection with this opinion letter, we have assumed that (i) the Registration Statement, and any amendment thereto (including post-effective amendments), will have become and at the time hereof and at the time of issuance of any Securities proposed to be offered and sold pursuant thereto, remain effective under the Securities Act, (ii) all Securities to be offered and sold by the Company pursuant to the Registration Statement will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in (and in amounts permitted by) the Registration Statement and the applicable prospectus supplement.
     Based upon such examination and review and the foregoing assumptions, we are of the opinion that:
     (1) With respect to the Debt Securities, when (i) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) an appropriate prospectus supplement or term sheet with respect to the Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters; (v) the Indenture and a supplemental indenture in respect of such Debt Securities has been duly executed and delivered by each party thereto; (vi) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company or any of its assets or properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its assets or properties; and (vii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, then upon payment of the consideration provided for therein, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities), will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits of the Indenture;
     (2) With respect to the Guarantees, when (i) the Indenture relating to the Guarantees has been duly qualified under the TIA; (ii) an appropriate prospectus supplement or term sheet with respect to the Debt Securities, to which the Guarantees relate, has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the board of directors of each Subsidiary Guarantor, including any appropriate committee appointed thereby, and appropriate officers of the Subsidiary Guarantors have taken all necessary corporate action to approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters; (iv) the Indenture and a supplemental indenture in respect of such Guarantees has been duly executed and delivered by each party thereto; (v) the terms of the Guarantees and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Guarantees so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Subsidiary Guarantors or any of their assets or properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Subsidiary Guarantors, or any of their assets or properties; and (vi) the Guarantees have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Guarantees and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Guarantees, when issued in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Guarantees and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the respective Subsidiary Guarantors, enforceable against the respective Subsidiary Guarantors in accordance with their respective terms;
except to the extent that, in the case of each of clauses (1) and (2), enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles (regardless of whether enforcement is sought in a proceedings in equity or law), and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.
     For purposes of this opinion, we have assumed that (i) all documents submitted to us as originals are true and complete, (ii) all documents submitted to us as copies are true and complete copies of the originals thereof, (iii) all information contained in all documents reviewed by us is true and correct, (iv) all signatures on all documents reviewed by us are genuine, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each person signing any document reviewed by us in a representative capacity had authority to sign in such capacity.
     The foregoing opinion is limited to the laws of the United States of America and to the Delaware General Corporation Law as in effect on the date hereof and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.
VINSON & ELKINS L.L.P.